UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 31, 2007
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 31, 2007, Craftmade International, Inc. (“Craftmade”) entered into a Third Amended and Restated Loan Agreement (the “Loan Agreement”) with The Frost National Bank, San Antonio, Texas (“Frost”). The Loan Agreement amends the Second Amended and Restated Loan Agreement dated September 18, 2006, between Craftmade and Frost. Also, on December 31, 2007, Craftmade executed (i) a Revolving Promissory Note (the “Frost Note”) payable to the order of Frost, in the principal amount of $20,000,000, (ii) a Revolving Promissory Note (the “Whitney Note”) payable to the order of Whitney National Bank, in the principal amount of $20,000,000 and (iii) a Revolving Promissory Note (the “Commerce Note” and, together with the Frost Note and the Whitney Note, the “Notes”) payable to the order Commerce Bank, N.A. in the principal amount of $10,000,000. Each Note bears an interest rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.5%. All Notes will mature on December 31, 2009. The Notes replace the Promissory Note in the principal amount of $30,000,000, payable to the order of Frost dated September 18, 2006. As a result of this transaction, total credit lines available to Craftmade and its subsidiaries have increased from $30,000,000 to $50,000,000.
     Pursuant to the Loan Agreement, the financial covenants require Craftmade to maintain a ratio of total liabilities (excluding any subordinated debt) to tangible net worth of not greater than 2.5 to 1.0 for the quarters ending June, 30, September 30 and December 31 and not greater than 3.25 to 1.0 for the quarter ending March 31. The financial covenants require a Fixed Charge Coverage Ratio (as defined in the Loan Agreement) of not less than 1.25 to 1.0, tested quarterly. All wholly-owned subsidiaries of Craftmade and Design Trends LLC, a 50% owned subsidiary of Craftmade, have agreed to be guarantors of the Loan Agreement (the “Guarantors”).
     Each of Craftmade and the Guarantors has granted a security interest to Frost in each of their accounts and inventory.

Item 1.02	Termination of a Material Definitive Agreement.
     The information presented in Item 1.01 hereof is hereby incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information presented in Item 1.01 hereof is hereby incorporated by reference in this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

The following exhibits are furnished with this Form 8-K.

10.1	Third Amended and Restated Loan Agreement Among Craftmade International, Inc., the Frost National Bank, As Administrative Agent, and the Other Lenders Party Hereto, dated December 31, 2007.

10.2	Revolving Promissory Note Between Craftmade International, Inc., and The Frost National Bank, dated December 31,2007.

10.3	Revolving Promissory Note Between Craftmade International, Inc., and Whitney National Bank, dated December 31, 2007.

10.4	Revolving Promissory Note Between Craftmade International, Inc., and Commerrce Bank, N.A., dated December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: January 7, 2008	By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Loan Agreement Among Craftmade International, Inc., the Frost National Bank, As Administrative Agent, and the Other Lenders Party Hereto, dated December 31, 2007.

10.2	Revolving Promissory Note Between Craftmade International, Inc., and The Frost National Bank, dated December 31,2007.

10.3	Revolving Promissory Note Between Craftmade International, Inc., and Whitney National Bank, dated December 31, 2007.

10.4	Revolving Promissory Note Between Craftmade International, Inc., and Commerrce Bank, N.A., dated December 31, 2007.